HERLEY REPORTS 1ST QUARTER RESULTS

                   REVENUES INCREASED 24.9% TO $41.9 MILLION

                     EARNINGS PER DILUTED SHARE WERE $0.26




Lancaster, PA. December 13, 2005. Herley Industries, Inc. (Nasdaq:HRLY) today reported net sales for the first quarter ended October 30, 2005 were $41.9 million, up 24.9% from the first quarter of fiscal year 2005.

Net income for the quarter was $4.0 million, or $0.26 per diluted share. This compares to $3.6 million, or $0.24 per diluted share, for the first quarter of fiscal 2005, and $1.5 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2005.

The effective tax rate for the first quarter of fiscal 2006 was 30.0% compared to 31.0% for the first quarter of fiscal 2005, and 29.7% for the fourth quarter of fiscal 2005.

Operating income for the first quarter of fiscal 2006 was $5.5 million or 13.2%. Operating income for the first quarter of 2005 was $5.0 million or 14.9% and $2.6 million, or 6.2% for the fourth quarter of fiscal 2005.

Cash and cash equivalents at October 30, 2005 were $21.2 million. During the quarter, Herley generated $2.6 million in cash from operations and had $1.8 million in capital expenditures.

John M. Kelley, Herley President, said, "We are very pleased with the progress made during the quarter on a number of projects, including I-CAP III, E/A-18G, and Trident D-5. Herley has hardware and software on a significant number of major weapon systems and missile and munitions for the U.S. and allied countries. The programs are very important to the U.S. government, and we expect funding will continue for many years. New production programs along with our legacy business should drive revenue growth in fiscal 2006 and the out-years."

Kelley continued, "Herley is nearing completion of the integration process of our recent acquisitions. It is important to note that the acquisitions we make are not bolt-on or isolated from the activities at our other divisions. As a result, we have overlapping manufacturing capability. The integration process requires that we make each of our divisions complementary to each other, while eliminating the competitive areas.

"We expect our acquisitions to contribute to the competitiveness and overall effectiveness of the company. We work hard to do it right, because when the process is completed successfully, the benefits flow, not just to Herley, but also to our customers, making us more visible and more valuable to them."

Herley will host a conference call on Wednesday, December 14, 2005 at 9:00 A.M. Eastern Time to discuss this news. To join the conference call dial 1 (888) 425-4188, referencing Conference ID 3408664. A taped replay of the call will be available through December 21, 2005. To listen to the replay dial: 1 (800) 642 1687 (U.S.) or 1 (706) 645-9291 (International), and Conference ID 3408664.

In addition, the conference call will be broadcast live over the Internet and can be accessed through the following URL:

http://phx.corporate-ir.net/playerlink.zhtml?c=111170&s=wm&e=1178392

To listen to the live call on the Internet, go to the web site 15 minutes early to register, download and install any necessary audio software.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has nine manufacturing locations and over 1000 employees. Additional information about the company can be found on the Internet at www.herley.com.

                                                ...... tables follow



For information at Herley contact:
Peg Guzzetti                                             Tel:  (717) 735-8117
Investor Relations                                       www.herley.com

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions.

                                      HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                       CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                          (In thousands, except share data)


                                                                                          October 30,         July 31,
                                                                                             2005               2005
                                                                                         --------------      ------------
                            ASSETS
Current Assets:
           Cash and cash equivalents                                                    $       21,165      $     20,331
           Trade accounts receivable                                                            27,695            27,258
           Costs incurred and income recognized in excess
              of billings on uncompleted contracts, including claims                            17,415            16,058
           Other receivables                                                                     1,300             1,414
           Inventories, net of allowance of $4,687 in fiscal 2006
             and $4,492 in fiscal 2005                                                          56,181            53,668
           Deferred taxes and other                                                              3,921             3,782
                                                                                         -------------      ------------
                                    Total Current Assets                                       127,677           122,511
Property, Plant and Equipment, net                                                              30,023            29,461
Goodwill                                                                                        70,880            70,831
Intangibles, net of accumulated amortization of $2,127 in fiscal 2006
           and $1,680 in fiscal 2005                                                            20,499            20,554
Other Assets                                                                                       727               744
                                                                                         -------------      ------------
                                                                                        $      249,806      $    244,101
                                                                                         =============      ============
           LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
           Current portion of long-term debt                                            $          218      $        797
           Accounts payable and accrued expenses                                                23,988            24,477
           Billings in excess of costs incurred and
               income recognized on uncompleted contracts                                          756               538
           Income taxes payable                                                                  5,225             3,760
           Reserve for contract losses                                                             420               630
           Advance payments on contracts                                                         4,111             3,966
                                                                                         --------------      ------------
                                    Total Current Liabilities                                   34,718            34,168
Long-term Debt                                                                                   4,840             5,000
Other Long-term Liabilities                                                                      1,143             1,042
Deferred Income Taxes                                                                            6,261             6,254
                                                                                         -------------      ------------
                                                                                                46,962            46,464
                                                                                         --------------      ------------
Commitments and Contingencies
Shareholders' Equity:
           Common stock, $.10 par value; authorized
             20,000,000 shares; issued and outstanding
             14,468,875 in fiscal 2006 and 14,389,625 in fiscal 2005                             1,447             1,439
           Additional paid-in capital                                                          110,302           109,118
           Retained earnings                                                                    89,907            85,932
           Accumulated other comprehensive income                                                1,188             1,148
                                                                                         --------------      ------------
                                    Total Shareholders' Equity                                 202,844           197,637
                                                                                         --------------      ------------
                                                                                        $      249,806      $    244,101
                                                                                         ==============      ============

                        HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                          (In thousands except per share data)

                                                              Thirteen weeks ended
                                                           October 30,        October 31,
                                                              2005               2004
                                                          ------------       ------------
Net sales                                                $     41,938       $     33,590
                                                          ------------       ------------

Cost and expenses:
        Cost of products sold                                  27,813             22,784
        Selling and administrative expenses                     8,587              5,802
                                                          ------------       ------------
                                                               36,400             28,586
                                                          ------------       ------------

        Income from operations                                  5,538              5,004
                                                          ------------       ------------
Other income (expense), net
        Investment income                                         110                224
        Interest expense                                          (83)               (79)

        Foreign exchange gain                                     113                  -
                                                          ------------       ------------
                                                                  140                145
                                                          ------------       ------------

         Income before income taxes                             5,678              5,149
Provision for income taxes                                      1,703              1,596
                                                          ------------       ------------

        Net income                                       $      3,975       $      3,553
                                                          ============       ============

Earnings per common share - Basic                        $        .28       $        .25
                                                          ============       ============

        Basic weighted average shares                          14,446             14,252
                                                          ============       ============

Earnings per common share - Diluted                      $        .26       $        .24
                                                          ============       ============

        Diluted weighted average shares                        15,240             14,936
                                                          ============       ============

                                   HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF CASH FLOWS (UAUDITED)
                                                (In thousands)

                                                                              Thirteen weeks ended
                                                                         October 30,        October 31,
                                                                             2005               2004
                                                                        --------------     --------------
Cash flows from operating activities:
      Net income                                                        $       3,975      $       3,553
                                                                        --------------     --------------
      Adjustments to reconcile net income to
         net cash provided by operations:
           Depreciation and amortization                                        1,730              1,149
           Stock-based compensation expense                                        78                  -
           Increase in deferred tax assets                                        (30)                 -
           Foreign exchange gain                                                  (31)                 -
           Changes in operating assets and liabilities:
                (Increase) decrease  in trade accounts receivable                (437)             4,126
                (Increase) decrease in costs incurred and income
                   recognized in excess of billings on
                   uncompleted contracts, and claims                           (1,357)               175
                Decrease (increase) in other receivables                          114               (265)
                Increase in inventories                                        (2,513)              (766)
                Increase in deferred taxes and other                             (139)              (473)
                Decrease in accounts payable
                  and accrued expenses                                           (489)               (60)
                Increase (decrease) in billings in excess of
                  costs incurred and income recognized
                  on uncompleted contracts                                        218               (624)
                Increase in income taxes payable                                1,465              1,041
                Decrease in accrual for contract losses                          (210)              (327)
                Increase (decrease)  in advance payments on contracts             145               (231)
                Other, net                                                        123                160
                                                                        --------------     --------------
                     Total adjustments                                         (1,333)             3,905
                                                                        --------------     --------------
           Net cash provided by operating activities                            2,642              7,458
                                                                        --------------     --------------

Cash flows from investing activities:
      Acquisition of businesses, net of cash acquired                               -             (3,753)
      Acquisition of technology license                                          (375)                          -
      Partial distribution from limited partnership                                 -                 10
      Capital expenditures                                                     (1,820)            (2,044)
                                                                        --------------     --------------
           Net cash used in investing activities                               (2,195)            (5,787)
                                                                        --------------     --------------

Cash flows from financing activities:
      Borrowings under bank line of credit                                      4,000                  -
      Proceeds from exercise of stock options                                     898                559
      Payments of long-term debt                                                 (727)              (727)
      Payments under bank line of credit                                       (4,000)                 -
      Income tax benefit from exercise of stock options                           216                200
                                                                        --------------     --------------
           Net cash provided by financing activities                              387                 32
                                                                        --------------     --------------
           Net increase in cash and cash equivalents                              834              1,703

Cash and cash equivalents at beginning of period                               20,331             66,181
                                                                        --------------     --------------
Cash and cash equivalents at end of period                              $      21,165      $      67,884
                                                                        ==============     ==============